Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

OUTERWALL INC.

at

$52.00 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated August 5, 2016

by

ASPEN MERGER SUB, INC.

a wholly owned subsidiary of

ASPEN PARENT, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 1, 2016 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 1, 2016) UNLESS THE OFFER IS EXTENDED.

August 5, 2016

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated August 5, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted under the Merger Agreement described below, collectively constitute the “Offer”), relating to the offer by Aspen Merger Sub, Inc., a Delaware corporation (the “Offeror”) and a wholly owned subsidiary of Aspen Parent, Inc., a Delaware corporation (“Parent”), to purchase all of the issued and outstanding shares of common stock par value $0.001 per share (the “Shares”), of Outerwall Inc., a Delaware corporation (“Outerwall”), at a price of $52.00 per Share, net to the holder thereof, payable in cash (the “Offer Price”), without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer. Parent and the Offeror are controlled by certain equity funds managed by Apollo Management VIII, L.P. Also enclosed is Outerwall’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF OUTERWALL (THE “OUTERWALL BOARD”) UNANIMOUSLY RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The Offer Price is $52.00 per Share, net to the holder thereof, payable in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

2. The Offer is being made for all issued and outstanding Shares.

3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of July 24, 2016, by and among Parent, Offeror, Redwood Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Redbox Merger Sub”), Outerwall and Redbox Automated Retail, LLC, a Delaware limited liability company and a wholly owned subsidiary of Outerwall (“Redbox”) (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, after completion of the Offer and the satisfaction or waiver of certain conditions set forth therein, the Offeror has agreed to merge with and into Outerwall, with Outerwall surviving as a wholly owned subsidiary of Parent (the “Outerwall Merger”). Parent, Offeror and Redbox Merger Sub are controlled by certain equity funds managed by Apollo Management VIII, L.P. At the effective time of the Outerwall Merger (the “Effective Time”), each outstanding Share (other than Shares owned by Outerwall as treasury stock, Shares owned by any direct or indirect wholly owned subsidiary of Outerwall or owned by Parent or Offeror, in each case immediately before the Effective Time, and Shares owned by any stockholders who have properly exercised their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will be cancelled and automatically converted into and will thereafter represent only the right to receive an amount in cash equal to the Offer Price, without interest, and subject to any required tax withholding, payable to the holder of that outstanding Share upon surrender of the certificate formerly representing that Share (or compliance with the procedures described in the Offer to Purchase for book-entry transfer), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions (as defined in the Offer to Purchase), a manually executed facsimile thereof), in accordance with the procedures set forth in the Offer to Purchase and the Letter of Transmittal. Immediately following the Effective Time, Redbox Merger Sub will merge with and into Redbox, with Redbox surviving as a wholly owned subsidiary of Outerwall (as the surviving corporation in the Outerwall Merger) (the “Redbox Merger” and together with the Outerwall Merger, the “Mergers”). The Offer, the Mergers and the other transactions contemplated by the Merger Agreement, but excluding, in any event, the Financing (as defined in Section 12—“Sources and Amount of Funds” of the Offer to Purchase), are collectively referred to as the “Transactions.”

4. The Outerwall Board has unanimously (a) determined that the Transactions, including the Mergers, are fair to, and in the best interests of, Outerwall and its stockholders, (b) approved the Merger Agreement and the Transactions (including the execution, delivery and performance thereof) and declared it advisable that Outerwall enter into the Merger Agreement and consummate the Transactions in accordance with the DGCL, (c) resolved that the Merger Agreement and the Outerwall Merger will be governed by and effected under Section 251(h) of the DGCL and (d) resolved to recommend that Outerwall’s stockholders accept the Offer and tender their Shares in the Offer.

5. The Offer is not subject to a financing condition. The obligation of the Offeror to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the conditions set forth in

Section 13—“Conditions of the Offer” of the Offer to Purchase (collectively, the “Offer Conditions”). Among the Offer Conditions is the Minimum Condition (as defined in the Offer to Purchase). See Section 13—“Conditions of the Offer” of the Offer to Purchase.

6. The Offer will expire at 12:00 midnight, New York City time, on September 1, 2016 (one minute after 11:59 P.M. New York City time on September 1, 2016), unless the Offer is extended by the Offeror. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after October 4, 2016, pursuant to SEC (as defined in the Offer to Purchase) regulations.

7. Any transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

Instruction Form with respect to the

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

OUTERWALL INC.

at

$52.00 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated August 5, 2016

by

ASPEN MERGER SUB, INC.

a wholly owned subsidiary of

ASPEN PARENT, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 5, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), relating to the offer by Aspen Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Aspen Parent, Inc., a Delaware corporation, to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Outerwall Inc., a Delaware corporation, at a price of $52.00 per Share, net to the holder thereof, payable in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by the Offeror in its sole discretion.

Account Number:                                                Number of Shares to Be Tendered

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

SIGN BELOW

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Please return this form to the broker, dealer, commercial bank, trust company or other nominee maintaining your account.